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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Joint Proxy/Prospectus of Lockheed Martin Corporation and Northrop Grumman Corporation, and to the incorporation by reference therein of our report dated January 20, 1997 (except for Note 3 which is dated February 3, 1997), with respect to the consolidated financial statements of Lockheed Martin Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP

Washington, D.C.
January 19, 1998